As filed with the Securities and Exchange Commission on August 8, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Ameresco, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3512838
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Speen Street, Suite 410 Framingham, Massachusetts	01701 (Zip Code)
(Address of Principal Executive Offices)
2017 Employee Stock Purchase Plan, as amended
(Full Title of the Plan)
George P. Sakellaris
President and Chief Executive Officer
111 Speen Street, Suite 410
Framingham, Massachusetts 01701
(Name and Address of Agent For Service)

(508) 661-2200
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	100,000 shares	$13.23(2)	$1,323,000(2)	$164.72

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on August 2, 2018.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed to register an additional 100,000 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of Ameresco, Inc. (the “Registrant”) issuable under the Registrant’s 2017 Employee Stock Purchase Plan (the “ESPP”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-219864, filed by the Registrant with the Securities and Exchange Commission on August 10, 2017 relating to the ESPP, except for Item 8, Exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Number	Description
4.1
Restated Certificate of Incorporation of the registrant. Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 27, 2010 and filed with the Commission on July 30, 2010 (file no. 001-34811) and incorporated herein by reference.

4.2	Amended and Restated By-Laws of the registrant. Filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and incorporated herein by reference.

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1*	Consent of RSM US LLP.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	2017 Employee Stock Purchase Plan, as amended. Filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and incorporated herein by reference.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Framingham, Massachusetts, on this 8th day of August, 2018.

AMERESCO, INC.
By:	/s/ George P. Sakellaris
George P. Sakellaris President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Ameresco, Inc. hereby severally constitute and appoint George P. Sakellaris, David J. Corrsin and John R. Granara, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ameresco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George P. Sakellaris	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2018
George P. Sakellaris
/s/ John R. Granara, III	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2018
John R. Granara, III
/s/ David J. Anderson	Director	August 8, 2018
David J. Anderson
/s/ David J. Corrsin	Director	August 8, 2018
David J. Corrsin
/s/ Douglas I. Foy	Director	August 8, 2018
Douglas I. Foy
/s/ Jennifer L. Miller	Director	August 8, 2018
Jennifer L. Miller
/s/ Thomas S. Murley	Director	August 8, 2018
Thomas S. Murley
/s/ Joseph W. Sutton	Director	August 8, 2018
Joseph W. Sutton
/s/ Frank V. Wisneski	Director	August 8, 2018
Frank V. Wisneski